Exhibit 10.6

UNITED STATES OF AMERICA BEFORE THE BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM WASHINGTON, D.C.

Written Agreement by and between	)
)
)
TIB FINANCIAL CORPORATION	)	Docket No. 10-172-WA/RB-HC
Naples, Florida	)
)
and	)
)
FEDERAL RESERVE BANK OF ATLANTA	)
Atlanta, Georgia	)
)

WHEREAS, TIB Financial Corporation, Naples, Florida (“TIB”), a registered bank holding company, owns and controls TIB Bank, Naples, Florida (the “Bank”), a state-chartered nonmember bank;

WHEREAS, it is the common goal of TIB and the Federal Reserve Bank of Atlanta (the “Reserve Bank”) to maintain the financial soundness of TIB so that TIB may serve as a source of strength to the Bank;

WHEREAS, TIB and the Reserve Bank have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on September 13, 2010, the board of directors of TIB, at a duly constituted meeting, adopted a resolution authorizing and directing Thomas J. Longe to enter into this Agreement on behalf of TIB, and consenting to compliance with each and every provision of this Agreement by TIB and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”)(12 U.S.C. §§ 1813(u) and 1818(b)(3))

NOW, THEREFORE, TIB and the Reserve Bank agree as follows:

Source of Strength

1. The board of directors of TIB shall take appropriate steps to fully utilize TIB’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order entered into with the FDIC and the State of Florida Office of Financial Regulation on July 2, 2010, and any other supervisory action taken by the Bank’s federal or state regulator.

Dividends and Distributions

2. (a) TIB shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors.

(b) TIB shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c) TIB and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

(d) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on TIB’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, TIB must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Debt and Stock Redemption

3. (a) TIB and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b) TIB shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

4. Within 60 days of this Agreement, TIB shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at TIB on a consolidated basis. The plan shall, at a minimum, address, consider, and include:

(a) The consolidated organization’s and the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part

225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank’s federal regulator;

(b) the adequacy of the Bank’s capital, taking into account the volume of classified credits, its risk profile, the adequacy of the allowance for loan and lease losses, current and projected asset growth, and projected earnings;

(c) the source and availability of additional funds necessary to fulfill the consolidated organization’s and the Bank’s future capital requirements on a timely basis;

(d) supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal or state regulator; and

(e) the requirements of section 225.4(a) of Regulation Y of the Board of Governors that TIB serve as a source of strength to the Bank.

5. TIB shall notify the Reserve Bank, in writing, no more than 45 days after the end of any quarter in which any of TIB’s capital ratios fall below the approved plan’s minimum ratios. Together with the notification, TIB shall submit an acceptable written plan that details the steps that TIB will take to increase TIB’s capital ratios to or above the approved plan’s minimums.

Compliance with Laws and Regulations

6. (a) In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, TIB shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

(b) TIB shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 C.F.R. Part 359).

Progress Reports

7. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

Approval and Implementation of Plan

8. (a) TIB shall submit a written capital plan that is acceptable to the Reserve Bank within the applicable time period set forth in paragraph 4 of this Agreement.

(b) Within 10 days of approval by the Reserve Bank, TIB shall adopt the approved capital plan. Upon adoption, TIB shall promptly implement the approved plan, and thereafter fully comply with it.

(c) During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

9. All communications regarding this Agreement shall be sent to:

(a)	Mr. Steve Wise
Vice President
Federal Reserve Bank of Atlanta
1000 Peachtree Street, NE
Atlanta, Georgia 30309

(b)	Mr. Thomas J. Longe
Chief Executive Officer
TIB Financial Corporation
599 Ninth Street, North, Suite 101
Naples, Florida 34102

Miscellaneous

10. Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to TIB to comply with any provision of this Agreement.

11. The provisions of this Agreement shall be binding upon TIB and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

12. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

13. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank or any other federal or state agency from taking any other action affecting TIB, the Bank, any nonbank subsidiary of TIB, or any of their current or former institution-affiliated parties and their successors and assigns.

14. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 13th day of September, 2010.

TIB FINANCIAL CORPORATION		FEDERAL RESERVE BANK OF ATLANTA

By:	/s/ Thomas J. Longe	By:	/s/ Steve Wise
	Thomas J. Longe		Steve Wise
	Chief Executive Officer		Vice President